ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

CORNERSTONE STRATEGIC VALUE FUND, INC.

Cornerstone Strategic Value Fund, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland:

FIRST.

A.	Article FOURTH of the charter of the Corporation, which sets forth the authorized shares of capital stock of the Corporation, is to be amended. Immediately prior to the amendment, the total number of shares of stock which the Corporation has authority to issue is 100,000,000 shares of common stock, par value $.001 per share, and immediately after the amendment has been filed, the total number of shares of stock which the Corporation has authority to issue is 200,000,000 shares of common stock, par value $.001 per share.

B.	Article FOURTH is hereby amended in its entirety to read as follows:

The aggregate number of shares of capital stock which the Company shall have the authority to issue is two hundred million (200,000,000) shares of common stock, all of one class of the par value of one cent ($.001) per share.

SECOND. The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the corporation as required by the Maryland General Corporation Law.

THIRD. The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary this 6th day of of June, 2018.

By:	/s/ Ralph W. Bradshaw	By:	/s/ Gary A Bentz
	Ralph W. Bradshaw President		Gary A. Bentz Secretary

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